FORM N-SAR EXHIBITS FOR CVS

EX-99.77B

Independent Auditor's Report

To the Shareholders and Board of Directors of Calvert Variable Series, Inc.:

In planning and performing our audit of the financial statements of Calvert Variable Series, Inc. for the year ended December 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Calvert Variable Series, Inc. is responsible for establishing and maintaining internal control.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.  Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected.  Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.  However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2002.

This report is intended solely for the information and use of management and the Board of Directors of Calvert Variable Series, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/KPMG LLP

Philadelphia, PA

February 27, 2003

EX-99.77E

In January 2002, NCM Capital Management ("NCM"), then subadvisor to the Calvert Variable Series, Inc., Social Balanced Portfolio ("Portfolio"), purchased Tyco stock.  At the time of purchase, NCM was aware that Tyco did not pass the Portfolio's social screens. NCM sold the Tyco stock shortly thereafter; the Portfolio incurred a loss of approximately $1,200,000.  In December 2002, the Board of Directors brought a complaint against NCM in the United States District Court in the State of Maryland for the actual loss, interest and legal fees.  The case is pending.

EX-99.77Q1

(e)

Investment Advisory Agreement

Calvert Variable Series, Inc.

         INVESTMENT ADVISORY AGREEMENT, made this 1st day of March, 1999, by and between CALVERT ASSET MANAGEMENT COMPANY, INC., a Delaware corporation (the "Advisor"), and Calvert Variable Series, Inc., a Maryland corporation (the "Corporation"), both having their principal place of business at 4550 Montgomery Avenue, Bethesda, Maryland.

         WHEREAS, the Corporation is registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), for the purpose of investing and reinvesting its assets in securities, as set forth in its Articles of Incorporation, its Bylaws and its registration statements under the 1940 Act and the Securities Act of 1933 (the "1933 Act"), as amended; offering separate series ("Fund(s)"), and the Corporation desires to avail itself of the services, information, advice, assistance and facilities of an investment advisor and to have an investment advisor perform for it various investment advisory, research services and other management services; and

         WHEREAS, the Advisor is an investment advisor registered under the Investment Advisers Act of 1940, as amended, and is engaged in the business of rendering management, and investment advisory services to investment companies and desires to provide such services to the Corporation;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1.       Employment of the Advisor. The Corporation hereby employs the Advisor to manage the investment and reinvestment certain of the Corporation assets, subject to the control and direction of the Corporation's Board of Directors, for the period and on the terms hereinafter set forth. The Advisor hereby accepts such employment and agrees during such period to render the services and to assume the obligations in return for the compensation herein provided. The Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

2.       Obligations of and Services to be Provided by the Advisor. The Advisor undertakes to provide the following services and to assume the following obligations:

a.       The Advisor shall manage the investment and reinvestment of certain of the Corporation's assets, as shown on Schedule A, subject to and in accordance with the investment objectives and policies of each Fund, and the social investment screening criteria, as stated in the registration statement, and any directions which the Corporation's Board of Directors may issue from time to time. In pursuance of the foregoing, the Advisor shall make all determinations with respect to the investment of assets and the purchase and sale of portfolio securities and shall take such steps as may be necessary to implement the same. Such determination and services shall also include determining the manner in which voting rights, rights to consent to corporate action, any other rights pertaining to each Fund's portfolio securities shall be exercised. The Advisor shall render regular reports to the Corporation's Board of Directors concerning investment activities.

b.       The Advisor shall, in the name of the Corporation, on behalf of the managed Funds, place orders for the execution of portfolio transactions in accordance with the policies with respect thereto set forth in the Corporation's current registration statement under the 1940 Act and the 1933 Act. In connection with the placement of orders for the execution of portfolio transactions the Advisor shall create and maintain all necessary brokerage records of the Corporation in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Corporation and shall be available for inspection and use by the SEC, the Corporation or any person retained by the Corporation. Where applicable, such records shall be maintained by the Advisor for the periods and the places required by Rule 31a-2 under the 1940 Act.

c.       The Advisor shall bear its expenses of providing services to the Corporation pursuant to this Agreement except such expenses as are undertaken by the Corporation. In addition, the Advisor shall pay the salaries and fees of all Directors and executive officers who are employees of the Advisor or its affiliates ("Advisor Employees").

d.       In providing the services and assuming the obligations set forth herein, the Advisor may, at its own expense, employ one or more Subadvisors, as approved by the Board of Directors.

e.       The Advisor is responsible for screening investments to determine that they meet each Fund's social investment screening criteria, as may be amended from time to time with the approval of the Board.

3.       Expenses of each Fund. Each Fund shall pay all expenses other than those expressly assumed by the Advisor. Expenses payable by the Fund shall include, but are not limited to:

Fees to the Advisor as provided herein;

Legal and audit expenses;

Fees and expenses related to the registration and qualification of the Corporation and its shares for distribution under federal and state securities laws;

Expenses of the administrative services agent, transfer agent, registrar, custodian, dividend disbursing agent and shareholder servicing agent;

Any telephone charges associated with shareholder servicing or the maintenance of the Funds or Corporation;

Salaries, fees and expenses of Directors and executive officers of the Corporation, other than Advisor Employees;

Taxes and corporate fees levied against the Corporation;

Brokerage commissions and other expenses associated with the purchase and sale of portfolio securities for the Corporation;

Expenses, including interest, of borrowing money;

Expenses incidental to meetings of the Corporation's shareholders and the maintenance of the Corporation's organizational existence;

Expenses of printing stock certificates representing shares of the Corporation and expenses of preparing, printing and mailing notices, proxy material, reports to regulatory bodies and reports to shareholders of the Corporation;

Expenses of preparing and typesetting of prospectuses of the Corporation;

Expenses of printing and distributing prospectuses to shareholders of the Corporation;

Association membership dues;

Insurance premiums for fidelity and other coverage;

Distribution Plan expenses, as permitted by Rule 12b-1 under the 1940 Act and as approved by the Board; and

Such other legitimate Corporation expenses as the Board of Directors may from time to time determine are properly chargeable to the Corporation.

4.       Compensation of Advisor.

As compensation for the services rendered and obligations assumed hereunder by the Advisor, the Trust shall pay to the Advisor within ten (10) days after the last day of each calendar month a fee equal on an annualized basis as shown on Schedule A. Any amendment to the Schedule pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of the shareholders of any other Fund.

Such fee shall be computed and accrued daily. Upon termination of this Agreement before the end of any calendar month, the fee for such period shall be prorated. For purposes of calculating the Advisor's fee, the daily value of a Fund's net assets shall be computed by the same method as the Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares.

The Advisor reserves the right (i) to waive all or part of its fee and assume expenses of a Fund and (ii) to make payments to brokers and dealers in consideration of their promotional or administrative services.

5.       Activities of the Advisor. The services of the Advisor to the Corporation hereunder are not to be deemed exclusive, and the Advisor shall be free to render similar services to others. It is understood that Directors and officers of the Corporation are or may become interested in the Advisor as stockholders, officers, or otherwise, and that stockholders and officers of the Advisor are or may become similarly interested in the Corporation, and that the Advisor may become interested in the Corporation as a shareholder or otherwise.

6.       Use of Names. The Corporation shall not use the name of the Advisor in any prospectus, sales literature or other material relating to the Corporation in any manner not approved prior thereto by the Advisor; provided, however, that the Advisor shall approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the SEC; and, provided, further, that in no event shall such approval be unreasonably withheld. The Advisor shall not use the name of the Corporation or any Corporation in any material relating to the Advisor in any manner not approved prior thereto by the Corporation; provided, however, that the Corporation shall approve all uses of its name which merely refer in accurate terms to the appointment of the Advisor hereunder or which are required by the SEC; and, provide, further, that in no event shall such approval be unreasonably withheld.

7.       Liability of the Advisor. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Advisor, the Advisor shall not be subject to liability to the Corporation or to any shareholder of the Corporation for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

8.       Force Majeure. The Advisor shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Advisor shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

9.       Renewal, Termination and Amendment. This Agreement shall continue in effect with respect to the Corporation, unless sooner terminated as hereinafter provided, through December 31, 1999, and indefinitely thereafter if its continuance shall be specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Corporation or by vote of a majority of the Corporation's Board of Directors; and further provided that such continuance is also approved annually by the vote of a majority of the Directors who are not parties to this Agreement or interested persons of the Advisor, cast in person at a meeting called for the purpose of voting on such approval, or as allowed by law. This Agreement may be terminated at any time, without payment of any penalty, by the Corporation's Board of Directors or by a vote of the majority of the outstanding voting securities of the Corporation upon 60 days' prior written notice to the Advisor and by the Advisor upon 60 days' prior written notice to the Corporation. This Agreement may be amended at any time by the parties, subject to approval by the Corporation's Board of Directors and, if required by applicable SEC rules and regulations, a vote of a majority of the Corporation's outstanding voting securities. This Agreement shall terminate automatically in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

10.     Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.     Miscellaneous. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

Calvert Variable Series, Inc.

By: /s/ Ronald M. Wolfsheimer

Title: Treasurer

Calvert Asset Management Company, INC.

By: /s/ Reno J. Martini

Title: Senior Vice President

Amended Investment Advisory Agreement

Calvert Asset Management Company, Inc.

Calvert Variable Series, Inc.

Schedule A

As compensation pursuant to Section 4 of the Investment Advisory Agreement between Calvert Asset Management Company, Inc. (the "Advisor") and Calvert Variable Series, Inc. ("CVS") dated March 1, 1999, with respect to the CVS Portfolios shown below, the Advisor is entitled to receive from the listed Portfolios an annual advisory fee (the "Fee") as shown below. The Fee shall be computed daily and payable monthly, based on the average daily net assets of the appropriate Portfolio.

CVS Social Money Market                    0.30% of the value of the first $250 million

                                                      0.275% of the next $250 million; and

                                                      0.25% of assets over $500 million

CVS Social Balanced                         0.425% of the value of the first $500 million

                                                      0.375% of the next $500 million

                                                      0.325% of assets over $1 billion

CVS Social Mid Cap Growth                0.65%

CVS Social Small Cap Growth             0.75%

CVS Social International Equity            0.75% of the value of the first $250 million

                                                      0.725% of the next $250 million; and

                                                      0.675% of assets over $500 million

CVS Social Equity                              0.50%

CVS Income                                     0.40%

Adopted December 6, 2001

Revised April 30, 2002

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INVESTMENT SUBADVISORY AGREEMENT

         INVESTMENT SUBADVISORY AGREEMENT, effective March 15, 2002, by and between Calvert Asset Management Company, Inc., a Delaware corporation registered as an investment advisor under the Investment Advisors Act of 1940 (the "Advisor"), and SSgA Funds Management, Inc., a Massachusetts corporation (the "Subadvisor").

         WHEREAS, the Advisor is the investment advisor to the Calvert Variable Series, Inc. (the "Fund"), an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Advisor desires to retain the Subadvisor to furnish it with certain investment advisory services in connection with the Advisor's investment advisory activities on behalf of the Fund and any series of the Fund, for which Schedules are attached hereto (each such series referred to individually as the "Fund").

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is hereby agreed as follows:

         1.       Services to be Rendered by the Subadvisor to the Fund.

         (a)     Investment Program.  Subject to the control of the Fund's Board of Directors and the Advisor, the Subadvisor at its expense continuously will furnish to the Fund an investment program for such portion, if any, of Fund assets designated by the Advisor from time to time.  With respect to such assets, the Subadvisor will make investment decisions, subject to Section 1(g) of this Agreement, and will place all orders for the purchase and sale of portfolio securities.  The Subadvisor is deemed to be an independent contractor and, except as expressly provided or authorized by this Agreement, has no authority to act for or represent the Fund or the Advisor in any way or otherwise be deemed an agent of the Fund or the Advisor.  In the performance of its duties, the Subadvisor will act in the best interests of the Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act and Subchapter M of the Internal Revenue Code of 1986, as amended, (ii) the terms of this Agreement, (iii) the Fund 's Articles of Incorporation, Bylaws and Registration Statement as from time to time amended, (iv) relevant undertakings provided to State securities regulators, (v) the stated investment objective, policies and restrictions of the Fund, and (vi) such other guidelines as the Board of Directors or Advisor may establish.  The Advisor is responsible for providing the Subadvisor with current copies of the materials specified in Subsections (a)(iii), (iv), (v) and (vi) of this Section 1.

                  (b)     Availability of Personnel.  The Subadvisor at its expense will make available to the Directors and Advisor at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Advisor and the Subadvisor, by telephone, in order to review the Fund's investment policies and to consult with the Directors and Advisor regarding the Fund's investment affairs, including economic, statistical and investment matters relevant to the Subadvisor's duties hereunder, and will provide periodic reports to the Advisor relating to the investment strategies it employs.

                  (c)      Expenses, Salaries and Facilities.  The Subadvisor will pay all expenses incurred by it in connection with its activities under this Agreement (other than the cost of securities and other investments, including any brokerage commissions and all taxes, including any interest and penalties with respect thereto) including, but not limited to, all salaries of personnel and facilities required for it to execute its duties under this Agreement.

                  (d)     Compliance Reports.  The Subadvisor at its expense will provide the Advisor with such compliance reports relating to its duties under this Agreement as may be agreed on by such parties from time to time.

                  (e)     Valuation.  The Subadvisor will assist the Fund and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Fund for which the Subadvisor has responsibility on a daily basis (unless otherwise agreed on by the parties hereto) and at such other times as the Advisor shall reasonably request.

                  (f)      Executing Portfolio Transactions.

                           (i) Brokerage.  In selecting brokers and dealers to execute purchases and sales of investments for the Fund, the Subadvisor will use its best efforts to obtain the most favorable price and execution available in accordance with this paragraph.  The Subadvisor agrees to provide the Advisor and the Fund with copies of its policy with respect to allocation of brokerage on trades for the Fund.  Subject to review by the Directors of appropriate policies and procedures, the Subadvisor may cause the Fund to pay a broker a commission for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction.  If the first broker provided brokerage and/or research services, including statistical data, to the Subadvisor, the Subadvisor shall not be deemed to have acted unlawfully, or to have breached any duly created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

Aggregate Transactions.  In executing portfolio transactions for the Fund, the Subadvisor may, but will not be obligated to, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies of the Fund, to the extent permitted by applicable laws and regulations.  If the Subadvisor chooses to aggregate sales or purchases, it will allocate the securities as well as the expenses incurred in the transaction in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and its other clients involved in the transaction.

Directed Brokerage.  The Advisor may direct the Subadvisor to use a particular broker or dealer for one or more trades if, in the sole opinion of the Advisor, it is in the best interest of the Fund to do so.

Brokerage Accounts.  The Advisor authorizes and empowers the Subadvisor to direct the Fund's custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called "brokerage accounts") for and in the name of the Fund and to execute for the Fund as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the Subadvisor shall select as provided above.  The Subadvisor may, using such of the securities and other property in the Fund as the Subadvisor deems necessary or desirable, direct the Fund's custodian to deposit for the Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Subadvisor deems desirable or appropriate.

Social Screening.

Advisor's Responsibility.  The Advisor is responsible for screening those investments of the Fund subject to social screening ("Securities") to determine that the Securities meet the Fund's social investment criteria, as may be amended from time to time by the Trustees and for notifying the Subadvisor of its determination.

Subadvisor's Responsibility.

Potential Investments.  The Subadvisor will buy only those Securities permitted by the Fund's investment program, which the Advisor determines to pass the Fund's social screens and of which the Advisor has notified the Subadvisor.

(b)     Portfolio Holdings that become a "Fail".  In the event that the Advisor notifies the Subadvisor that a security already in the Fund's portfolio no longer passes the Fund's social screen, the Advisor shall instruct the Subadvisor whether the Subadvisor should dispose of the security immediately or at such time as the Subadvisor believes would be least detrimental to the Fund.  To the extent instructed by the Advisor, the Subadvisor shall have no liability for the disposition of any securities under this sub-paragraph.  With respect to this sub-paragraph, the form of notification shall be mutually agreed upon by the parties.

                  (h)     Voting Proxies.  The Subadvisor agrees to take appropriate action (which includes voting) on all proxies for the Fund's portfolio investments in a timely manner in accordance with the Advisor's Proxy Voting Guidelines, a copy of which has been provided to the Subadvisor.

                  (i)      Furnishing Information for the Fund's Proxies and Other Required Mailings.  The Subadvisor agrees to provide the Advisor in a timely manner with all information necessary, including the Subadvisor's certified balance sheet and information concerning the Subadvisor's controlling persons, for preparation of the Fund's proxy statements or other required mailings, as may be needed from time to time.

2.       Books and Records.

         (a)     In connection with the purchase and sale of the Fund's portfolio securities, the Subadvisor shall arrange for the transmission to the Fund's custodian, and/or the Advisor on a daily basis, of such confirmations, trade tickets or other documentation as may be necessary to enable the Advisor to perform its accounting and administrative responsibilities with respect to the management of the Fund.

         (b)     Pursuant to Rule 31a-3 under the 1940 Act, Rule 204-2 under the Investment Advisors Act of 1940, and any other applicable laws, rules or regulations regarding recordkeeping, the Subadvisor agrees that:  (i) all records it maintains for the Fund are the property of the Fund; (ii) it will surrender promptly to the Fund or Advisor any such records upon the Fund's or Advisor's request; (iii) it will maintain for the Fund the records that the Fund is required to maintain under Rule 31a-1(b) or any other applicable rule insofar as such records relate to the investment affairs of the Fund for which the Subadvisor has responsibility under this Agreement; and (iv) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Fund.

         (c)      The Subadvisor represents that it has adopted and will maintain at all times a suitable Code of Ethics that covers its activities with respect to its services to the Fund.

         (d)     The Subadvisor shall supply to the Fund's Board of Directors its policies on "soft dollars," trade allocations and brokerage allocation.  The Subadvisor shall maintain appropriate fidelity bond and errors and omission insurance policies.

         3.       Exclusivity.  Each party and its affiliates may have advisory, management service or other agreements with other organizations and persons, and may have other interests and businesses; provided, however, that during the term of the Agreement, the Subadvisor will not provide investment advisory services ("Services") to any other investment company offered to the public and registered under the 1940 Act which is "socially screened", as that term is commonly understood, and has an investment objective, a matrix and/or quantitative strategy and the same asset class (Balanced Portfolio) as the Fund except to the extent that, as of the date hereof the Subadvisor has entered into a written Agreement(s) to provide such services or to the extent mutually agreed upon in writing between the parties.

         4.       Compensation.  The Advisor will pay to the Subadvisor as compensation for the Subadvisor's services rendered pursuant to this Agreement an annual Subadvisory fee as specified in one or more Schedules attached hereto and made part of this Agreement.  Such fees shall be paid by the Advisor (and not by the Fund).  Such fees shall be payable for each month within 15 business days after the end of such month.  If the Subadvisor shall serve for less than the whole of a month, the compensation as specified shall be prorated based on the portion of the month for which services were provided.  The Schedules may be amended from time to time, in writing agreed to by the Advisor and the Subadvisor, provided that amendments are made in conformity with applicable laws and regulations and the Articles of Incorporation and Bylaws of the Fund.  Any change in the Schedule pertaining to any new or existing series of the Fund shall not be deemed to affect the interest of any other series of the Fund and shall not require the approval of shareholders of any other series of the Fund.

         5.       Assignment and Amendment of Agreement.  This Agreement automatically shall terminate without the payment of any penalty in the event of its assignment (as defined under the 1940 Act) or if the Investment Advisory Agreement between the Advisor and the Fund relating to the Fund shall terminate for any reason.  This Agreement constitutes the entire agreement between the parties, and may not be amended except in a writing signed by both parties.  This Agreement shall not be materially amended unless, if required by Securities and Exchange Commission rules and regulations, such amendment is approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not interested persons of the Fund, the Advisor or the Subadvisor.

         6.       Duration and Termination of the Agreement.  This Agreement shall become effective upon its execution; provided, however, that this Agreement shall not become effective with respect to any Fund now existing or hereafter created unless it has first been approved (a) by a vote of the majority of those Directors of the Fund who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by a vote of a majority of that Fund's outstanding voting securities.  This Agreement shall remain in full force and effect with respect to a Fund continuously thereafter (unless terminated automatically as set forth in Section 5.) except as follows:

                  (a)     The Fund may at any time terminate this Agreement without penalty with respect to any or all Funds by providing not less than 60 days written notice delivered or mailed by registered mail, postage prepaid, to the Advisor and the Subadvisor.  Such termination can be authorized by the affirmative vote of a majority of the (i) Directors of the Fund or (ii) outstanding voting securities of the applicable Fund.

                  (b)     This Agreement will terminate automatically with respect to a Fund unless, within two years of the effective date of that Fund, and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Directors of the Fund or the shareholders of such Fund by the affirmative vote of a majority of the outstanding shares of such Fund, and (ii) a majority of the Directors of the Fund who are not interested persons of the Fund, Advisor or Subadvisor, by vote cast in person at a meeting called for the purpose of voting on such approval.  If the continuance of this Agreement is submitted to the shareholders of any Fund for their approval and such shareholders fail to approve such continuance as provided herein, the Subadvisor may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

                  (c)      The Advisor may at any time terminate this Agreement with respect to any or all Funds by not less than 60 days written notice delivered or mailed by registered mail, postage prepaid, to the Subadvisor, and the Subadvisor may at any time terminate this Agreement with respect to any or all Funds by not less than 90 days written notice delivered or mailed by registered mail, postage prepaid, to the Advisor, unless otherwise mutually agreed in writing.

(d)     The Advisor may terminate this Agreement with respect to any or all Funds immediately by written notice if the Confidentiality and Non-Use Agreement referred to in Section 11 of this Agreement is, in the sole opinion of the Advisor, violated.

         Upon termination of this Agreement with respect to any Fund,

The duties of the Advisor delegated to the Subadvisor under this Agreement with respect to such Fund automatically shall revert to the Advisor, and both parties agree to use reasonable efforts to jointly issue public statements, other than those public statements required by law, regarding the termination.

         7.       Notification to the Advisor.  The Subadvisor promptly shall notify the Advisor in writing of the occurrence of any of the following events:

                  (a) the Subadvisor shall fail to maintain its status as a registered investment adviser pursuant to the Investment Advisors Act of 1940, as amended;

                  (b) the Subadvisor shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund;

                  (c) a material violation of the Subadvisor's Code of Ethics relating to persons providing services to the Fund is discovered and, again, when action has been taken to rectify such violations; or

                  (d) any other event, including but not limited to, a change in executive personnel or the addition or loss of major clients of the Subadvisor that might affect the ability of the Subadvisor to provide the Services provided for under this Agreement.

         8.       Definitions.  For the purposes of this Agreement, the terms "vote of a majority of the outstanding Shares," "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act and the rules and regulations thereunder subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

         9.       Indemnification.  The Subadvisor shall indemnify and hold harmless the Advisor, the Fund and their respective Directors, directors, officers and shareholders from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys fees) arising or resulting from the Subadvisor's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder.

         The Advisor shall indemnify and hold harmless the Subadvisor, the Fund and their respective Directors, directors, officers, employees and agents and shareholders from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys fees) arising or resulting from the Advisor's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder or under its Investment Advisory Agreement with the Fund.

         10.     Applicable Law and Jurisdiction.  This Agreement shall be governed by Maryland law, and any dispute arising from this Agreement or the services rendered hereunder shall be resolved through legal proceedings, whether state, federal, or otherwise, conducted in the state of Maryland or in such other manner or jurisdiction as shall be mutually agreed upon by the parties hereto.

         11.     Confidentiality.  This Agreement is not binding on the Advisor unless the Subadvisor has signed and is subject to a confidentiality and non-use agreement ("Non-Use Agreement") not materially different than the one attached hereto as Exhibit 1.  For a period of two (2) years from the date of termination of this Agreement, the Subadvisor shall not attempt to develop, market or sell any product, which uses or employs any Confidential Information, as that term is defined in the Non-Use Agreement.

         12.     Miscellaneous.  Notices of any kind to be given to a party hereunder shall be in writing and shall be duly given if mailed, delivered or communicated by answer back facsimile transmission to such party at the address set forth below, attention President, or at such other address or to such other person as a party may from time to time specify.

         Subadvisor agrees that for a period of two (2) years from the date of termination of this Agreement, it shall not directly or indirectly, hire, employ or engage, or attempt to hire, employ or engage any employee of the Advisor or any affiliate thereof without the prior written permission of the Advisor.

         Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.  The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         Each party represents and warrants that it has all requisite authority to enter into and carry out its responsibilities under this Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first written above.

Witness:                                          Calvert Asset Management Company, Inc.

                                                      4550 Montgomery Avenue, Suite 1000N

                                                      Bethesda, Maryland 20814

By: /s/ William M. Tartikoff                    By: /s/ Reno J. Martini

Witness:                                          SSgA Funds Management, Inc.

                                                      Two International Place

                                                      Boston, Massachusetts 02110

                                                      Attn.:  Compliance Officer

By: /s/ Lauren A. McRay                       By: /s/ Agustin Fleites

Fee Schedule to the Investment Subadvisory Agreement

between Calvert Asset Management Company, Inc.

and SSgA Funds Management, Inc.

         As compensation pursuant to Section 4 of the Investment Subadvisory Agreement between Calvert Asset Management Company, Inc. (the "Advisor") and SSgA Funds Management, Inc. (the "Subadvisor"), the Advisor shall pay the Subadvisor an annual Subadvisory fee computed daily and payable monthly, 0.25% of the average daily net assets of Calvert Variable Series, Inc., Calvert Social Balanced Portfolio.

In addition, the Subadvisor agrees to waive its subadvisory fee for the first sixty (60) days following the date of execution of this Agreement.

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INVESTMENT SUBADVISORY AGREEMENT

         INVESTMENT SUBADVISORY AGREEMENT, effective March 8, 2002, by and between Calvert Asset Management Company, Inc., a Delaware corporation registered as an investment advisor under the Investment Advisers Act of 1940 (the "Advisor"), and Grantham, Mayo, Van Otterloo & Co. LLC, a Massachusetts limited liability company (the "Subadvisor").

         WHEREAS, the Advisor is the investment advisor to Calvert Variable Series, Inc., an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Advisor desires to retain the Subadvisor to furnish it with certain investment advisory services in connection with the Advisor's investment advisory activities on behalf of the Calvert Social International Equity Portfolio series of Calvert Variable Series, Inc. and any additional series thereof, for which Schedules are attached hereto (each such series referred to individually as the "Fund");

         NOW, THEREFORE, in consideration of the promises and the terms and conditions hereinafter set forth, it is agreed as follows:

         1.       Services to be Rendered by the Subadvisor to the Fund.

                  (a) Investment Program. Subject to the control of the Calvert Variable Series, Inc. Board of Directors ("Directors") and the Advisor, the Subadvisor at its expense continuously will furnish to the Fund an investment program for such portion, if any, of Fund assets designated by the Advisor from time to time. With respect to such assets, the Subadvisor will make investment decisions, which is subject to Section 1(g) of this Agreement, and will place all orders for the purchase and sale of portfolio securities. The Subadvisor will for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Advisor in any way or otherwise be deemed an agent of the Fund or the Advisor. In the performance of its duties, the Subadvisor will act in the best interests of the Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act, and Subchapter M of the Internal Revenue Code of 1986, as amended, (ii) the terms of this Agreement, (iii) the Fund's Articles of Incorporation, Bylaws and Registration Statement as from time to time amended, (iv) relevant undertakings provided to State securities regulators, (v) the stated investment objective, policies and restrictions of the Fund, and (vi) such other guidelines as the Board of Directors or Advisor may establish. The Advisor shall be responsible for providing the Subadvisor with current copies of the materials specified in Subsections (a)(iii), (iv), (v) and (vi) of this Section 1.

                  (b) Availability of Personnel. The Subadvisor at its expense will make available to the Directors and Advisor at reasonable times its portfolio managers and other appropriate personnel, either in person, or, at the mutual convenience of the Advisor and the Subadvisor, by telephone, in order to review the Fund's investment policies and to consult with the Directors and Advisor regarding the Fund's investment affairs, including economic, statistical and investment matters relevant to the Subadvisor's duties hereunder, and will provide periodic reports to the Advisor relating to the investment strategies it employs.

                  (c) Expenses, Salaries and Facilities. The Subadvisor will pay all expenses incurred by it in connection with its activities under this Agreement (other than the cost of securities and other investments, including any brokerage commissions), including but not limited to, all salaries of personnel and facilities required for it to execute its duties under this Agreement.

                  (d) Compliance Reports. The Subadvisor at its expense will provide the Advisor with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time.

         (e) Valuation. The Subadvisor will assist the Fund and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information and shall assist the Directors and Advisor in any fair value determinations as necessary, relating to the assets of the Fund for which the Subadvisor has responsibility on a daily basis (unless otherwise agreed upon by the parties hereto) and at such other times as the Advisor shall reasonably request.

         (f) Executing Portfolio Transactions.

                           (i) Brokerage In selecting brokers and dealers to execute purchases and sales of investments for the Fund, the Subadvisor will use its best efforts to obtain the most favorable price and execution available under the circumstances in accordance with this paragraph. The Subadvisor agrees to provide the Advisor and the Fund with copies of its policy with respect to allocation of brokerage on trades for the Fund. Subject to review by the Directors of appropriate policies and procedures, the Subadvisor may cause the Fund to pay a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction. If the first broker provided brokerage and/or research services, including statistical data, to the Subadvisor, the Subadvisor shall not be deemed to have acted unlawfully, or to have breached any duly created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

                           (ii) Aggregate Transactions In executing portfolio transactions for the Fund, the Subadvisor may, but will not be obligated to, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies of the Fund, to the extent permitted by applicable laws and regulations. If the Subadvisor chooses to aggregate sales or purchases, it will allocate the securities as well as the expenses incurred in the transaction in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and its other clients involved in the transaction.

(iii) Directed Brokerage.  The Advisor may direct the Subadvisor to use a particular broker or dealer for one or more trades if, in the sole opinion of the Advisor, it is in the best interest of the Fund to do so.

(iv) Brokerage Accounts.  The Advisor authorizes and empowers the Subadvisor to direct the Fund's custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called "brokerage accounts") for and in the name of the Fund and to execute for the Fund as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the Subadvisor shall select as provided above.  The Subadvisor may, using such of the securities and other property in the Fund as the Subadvisor deems necessary or desirable, direct the Fund's custodian to deposit for the Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Subadvisor deems desirable or appropriate.

         (g) Social Screening. The Advisor is responsible for screening those investments of the Fund subject to social screening ("Securities") to determine that all Securities meet the Fund's social investment criteria, as may be amended from time to time by the Directors, and for notifying the Subadvisor of its determination. The Subadvisor will buy only those Securities permitted by the Fund's investment program, which the Advisor determines pass the Fund's social screens.

         (h) Voting Proxies. The Subadvisor agrees to take appropriate action (which includes voting) on all proxies for the Fund's portfolio investments in a timely manner in accordance with the Advisor's Proxy Voting Guidelines, a copy of which has been provided to the Subadvisor.

         (i) Furnishing Information for the Fund's Proxies. The Subadvisor agrees to provide the Advisor in a timely manner with all information necessary, including the Subadvisor's certified balance sheet and information concerning the Subadvisor's controlling persons, for preparation of the Fund's proxy statements or other required mailings, as may be needed from time to time.

         2.       Books, Records and Procedures

a) In connection with the purchase and sale of the Fund's portfolio securities, the Subadvisor shall arrange for the transmission to the Fund's custodian, and/or the Advisor on a daily basis, of such confirmations, trade tickets or other documentation as may be necessary to enable the Advisor to perform its accounting and administrative responsibilities with respect to the management of the Fund.

b) The Subadvisor warrants that it is duly registered and in good standing as a registered investment advisor with the U.S. Securities and Exchange Commission.  Pursuant to Rule 31a-3 under the 1940 Act, Rule 204-2 under the Investment Advisors Act of 1940 and any other applicable laws, rules or regulations regarding recordkeeping, the Subadvisor agrees that: (i) all records it maintains for the Fund are the property of the Fund; (ii) it will surrender promptly to the Fund or Advisor any such records upon the Fund's or Advisor's request; (iii) it will maintain for the Fund the records that the Fund is required to maintain under Rule 31a-1(b) or any other applicable rule insofar as such records relate to the investment affairs of the Fund for which the Subadvisor has responsibility under this Agreement; and (iv) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Fund.

c) The Subadvisor represents that it has adopted and will maintain at all times a suitable Code of Ethics that covers its activities with respect to its services to the Fund.

d) The Subadvisor periodically shall supply to the Board of Directors its policies on "soft dollars", trade allocations and brokerage allocation.  The Subadvisor shall maintain appropriate fidelity bond and errors and omission insurance policies.

3.       Exclusivity. Each party and its affiliates may have advisory, management service or other agreements with other organizations and persons, and may have other interests and businesses; provided, however, that during the term of the Agreement, the Subadvisor will not provide investment advisory services ("Services") to any other investment company offered to the public and registered under the 1940 Act which is "socially screened", as that term is commonly understood, excluding any existing or similarly socially screened future series of the GMO Trust, provided however, that such existing or future series shall not employ any of Advisor's confidential information, as that term is defined in the Confidentiality and Non-Use Agreement dated ___________ __, 2002.

4.       Compensation. The Advisor will pay to the Subadvisor as compensation for the Subadvisor's services rendered pursuant to this Agreement an annual Subadvisory fee as specified in one or more Schedules attached hereto and made part of this Agreement. Such fees shall be paid by the Advisor (and not by the Fund). Such fees shall be payable for each month within 15 business days after the end of such month. If the Subadvisor shall serve for less than the whole of a month, the compensation as specified shall be prorated based on the portion of the month for which services were provided. The Schedules may be amended from time to time, in writing agreed to by the Advisor and the Subadvisor, provided that amendments are made in conformity with applicable laws and regulations and the Articles of Incorporation and Bylaws of the Fund. Any change in the Schedule pertaining to any new or existing series of the Fund shall not be deemed to affect the interest of any other series of the Fund and shall not require the approval of shareholders of any other series of the Fund.

5.       Assignment and Amendment of Agreement. This Agreement automatically shall terminate without the payment of any penalty in the event of its assignment (as defined under the 1940 Act) or if the Investment Advisory Agreement between the Advisor and the Fund shall terminate for any reason. This Agreement constitutes the entire agreement between the parties, and may not be amended unless, if required by Securities and Exchange Commission rules and regulations, such amendment is approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of Calvert Variable Series, Inc., who are not interested persons of the Fund, the Advisor or the Subadvisor.

6.       Duration and Termination of the Agreement. This Agreement shall become effective upon its execution; provided, however, that this Agreement shall not become effective with respect to any Fund now existing or hereafter created unless it has first been approved (a) by a vote of the majority of those Directors of Calvert Variable Series, Inc. who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by a vote of a majority of that Fund's outstanding voting securities or as otherwise provided by law, or pursuant to an exemptive order governing such vote. This Agreement shall remain in full force and effect with respect to a Fund continuously thereafter (unless terminated automatically as set forth in Section 5) except as follows:

         (a) Calvert Variable Series, Inc. may at any time terminate this Agreement without penalty with respect to any or all Funds by providing not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor and the Subadvisor. Such termination can be authorized by the affirmative vote of a majority of the (i) Directors of Calvert Variable Series, Inc. or (ii) outstanding voting securities of the applicable series.

         (b) This Agreement will terminate automatically with respect to a Fund unless, within two years of the effective date of that Fund, and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Directors of Calvert Variable Series, Inc. or the shareholders of such series by the affirmative vote of a majority of the outstanding shares of such series, and (ii) a majority of the Directors of Calvert Variable Series, Inc., who are not interested persons of the Fund, Advisor or Subadvisor, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of any series for their approval and such shareholders fail to approve such continuance as provided herein, the Subadvisor may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

         (c) The Advisor may at any time terminate this Agreement with respect to any or all Funds by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadvisor, and the Subadvisor may at any time terminate this Agreement with respect to any or all series by not less than 90 days written notice delivered or mailed by registered mail, postage prepaid, to the Advisor, unless otherwise mutually agreed in writing.

         (d) The Advisor may terminate this Agreement with respect to any or all Funds immediately by written notice if the Confidentiality and Non-Use Agreement referred to in Section 11 of this Agreement is, in the sole opinion of the Advisor, violated.

Upon termination of this Agreement with respect to any Fund,

         (a) The duties of the Advisor delegated to the Subadvisor under this Agreement with respect to such Fund automatically shall revert to the Advisor, and

         (b) Both parties agree to use reasonable efforts to jointly issue public statements, other than those public statements required by law, regarding the termination.

7.       Notification to the Advisor. The Subadvisor promptly shall notify the Advisor in writing of the occurrence of any of the following events:

                  (a) the Subadvisor shall fail to be registered as an investment advisor under the Investment Advisers Act of 1940, as amended;

                  (b) the Subadvisor shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund; or

                  (c) a material violation of the Subadvisor's Code of Ethics is discovered and, again, when action has been taken to rectify such material violation; or

                  (d) any other event, including but not limited to, a change in executive personnel or the addition or loss of major clients of the Subadvisor that might affect the ability of the Subadvisor to provide the services provided for under this Agreement.

8.       Definitions. For the purposes of this Agreement, the terms "vote of a majority of the outstanding Shares," "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act and the rules and regulations thereunder subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

9.       Indemnification. The Subadvisor shall indemnify and hold harmless the Advisor, the Fund and their respective Directors, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) arising or resulting from the Subadvisor's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder.

         The Advisor shall indemnify and hold harmless the Subadvisor, the Fund, their respective Directors, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) arising or resulting from the Advisor's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder or under its Investment Advisory Agreement with the Fund.

         This Section 9 shall survive the termination of the Agreement.

10.     Applicable Law and Jurisdiction. This Agreement shall be governed by Maryland law, and any dispute arising from this Agreement or the services rendered hereunder shall be resolved through legal proceedings, whether state, federal, or otherwise, conducted in the state of Maryland or in such other manner or jurisdiction as shall be mutually agreed upon by the parties hereto.

11.     Confidentiality.  This Agreement is not binding on the Advisor unless the Subadvisor has signed and is subject to a confidentiality and non-use agreement ("Non-Use Agreement") not materially different than the one attached hereto as Exhibit 1.  For a period of two (2) years from the date of termination of the Agreement, the Subadvisor shall not attempt to develop, market or sell any product, which uses or employs any Confidential Information, as that term is defined in the Non-Use Agreement.

12.     Miscellaneous. Notices of any kind to be given to a party hereunder shall be in writing and shall be duly given if mailed, delivered or communicated by answer back facsimile transmission to such party at the address set forth below, attention President, or at such other address or to such other person as a party may from time to time specify.

         Subadvisor agrees that for a period of two (2) years from the date of termination of this Agreement, it shall not solicit with the intent to hire, employ or engage any employee of the Advisor or any affiliate thereof without the prior written permission of the Advisor.

         Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         Each party represents and warrants that it has all requisite authority to enter into and carry out its responsibilities under this Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

Witness:                                                                              CALVERT ASSET MANAGEMENT COMPANY, INC.

BY:_______________________                                             BY: /s/ Reno J. Martini

Witness:                                                                              GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

BY:________________________                                            BY: /s/ William R. Royer

Schedule to the Investment Subadvisory Agreement

between Calvert Asset Management Company, Inc.

and Grantham, Mayo, Van Otterloo & Co. LLC

         As compensation pursuant to Section 4 of the Investment Subadvisory Agreement between Calvert Asset Management Company, Inc. (the "Advisor") and Grantham, Mayo, Van Otterloo & Co. LLC (the "Subadvisor"), the Advisor shall pay the Subadvisor an annual subadvisory fee monthly in arrears, at the following percentage rates of the average daily net assets of the Calvert Social International Equity Portfolio a series of Calvert Variable Series, Inc.:

                   0.45% of the average daily net assets up to and including $250 million;

0.425% of the average daily net assets over $250 million and up to an including $500 million in assets; and

                   0.40% of such average daily net assets in excess of $500 million.

In addition, the Subadvisor agrees to waive its subadvisory fee for the first sixty (60) days following the date of execution of this Agreement; provided that, the Adviser agrees to pay the Subadvisor such waived subadvisory fees upon the termination of this Subadvisory Agreement pursuant to Sections 4 and/or 5 within the first year (twelve (12) months) following the execution of this Agreement.

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INVESTMENT SUBADVISORY AGREEMENT

         INVESTMENT SUBADVISORY AGREEMENT, effective March 8, 2002, by and between Calvert Asset Management Company, Inc., a Delaware corporation registered as an investment advisor under the Investment Advisors Act of 1940 (the "Advisor"), and Brown Capital Management, Inc., a Maryland corporation (the "Subadvisor").

         WHEREAS, the Advisor is the investment advisor to the Calvert Variable Series, Inc. (the "Fund"), an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Advisor desires to retain the Subadvisor to furnish it with certain investment advisory services in connection with the Advisor's investment advisory activities on behalf of the Fund and any series of the Fund, for which Schedules are attached hereto (each such series referred to individually as the "Fund").

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is hereby agreed as follows:

         1.       Services to be Rendered by the Subadvisor to the Fund.

         (a)     Investment Program.  Subject to the control of the Fund's Board of Directors and the Advisor, the Subadvisor at its expense continuously will furnish to the Fund an investment program for such portion, if any, of Fund assets designated by the Advisor from time to time.  With respect to such assets, the Subadvisor will make investment decisions, subject to Section 1(g) of this Agreement, and will place all orders for the purchase and sale of portfolio securities.  The Subadvisor is deemed to be an independent contractor and, except as expressly provided or authorized by this Agreement, has no authority to act for or represent the Fund or the Advisor in any way or otherwise be deemed an agent of the Fund or the Advisor.  In the performance of its duties, the Subadvisor will act in the best interests of the Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act and Subchapter M of the Internal Revenue Code of 1986, as amended, (ii) the terms of this Agreement, (iii) the Fund 's Articles of Incorporation, Bylaws and Registration Statement as from time to time amended, (iv) relevant undertakings provided to State securities regulators, (v) the stated investment objective, policies and restrictions of the Fund, and (vi) such other guidelines as the Board of Directors or Advisor may establish.  The Advisor is responsible for providing the Subadvisor with current copies of the materials specified in Subsections (a)(iii), (iv), (v) and (vi) of this Section 1.

                  (b)     Availability of Personnel.  The Subadvisor at its expense will make available to the Directors and Advisor at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Advisor and the Subadvisor, by telephone, in order to review the Fund's investment policies and to consult with the Directors and Advisor regarding the Fund's investment affairs, including economic, statistical and investment matters relevant to the Subadvisor's duties hereunder, and will provide periodic reports to the Advisor relating to the investment strategies it employs.

                  (c)      Expenses, Salaries and Facilities.  The Subadvisor will pay all expenses incurred by it in connection with its activities under this Agreement (other than the cost of securities and other investments, including any brokerage commissions and all taxes, including any interest and penalties with respect thereto) including, but not limited to, all salaries of personnel and facilities required for it to execute its duties under this Agreement.

                  (d)     Compliance Reports.  The Subadvisor at its expense will provide the Advisor with such compliance reports relating to its duties under this Agreement as may be agreed on by such parties from time to time.

                  (e)     Valuation.  The Subadvisor will assist the Fund and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Fund for which the Subadvisor has responsibility on a daily basis (unless otherwise agreed on by the parties hereto) and at such other times as the Advisor shall reasonably request.

                  (f)      Executing Portfolio Transactions.

                           (i) Brokerage.  In selecting brokers and dealers to execute purchases and sales of investments for the Fund, the Subadvisor will use its best efforts to obtain the most favorable price and execution available in accordance with this paragraph.  The Subadvisor agrees to provide the Advisor and the Fund with copies of its policy with respect to allocation of brokerage on trades for the Fund.  Subject to review by the Directors of appropriate policies and procedures, the Subadvisor may cause the Fund to pay a broker a commission for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction.  If the first broker provided brokerage and/or research services, including statistical data, to the Subadvisor, the Subadvisor shall not be deemed to have acted unlawfully, or to have breached any duly created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

Aggregate Transactions.  In executing portfolio transactions for the Fund, the Subadvisor may, but will not be obligated to, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies of the Fund, to the extent permitted by applicable laws and regulations.  If the Subadvisor chooses to aggregate sales or purchases, it will allocate the securities as well as the expenses incurred in the transaction in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and its other clients involved in the transaction.

Directed Brokerage.  The Advisor may direct the Subadvisor to use a particular broker or dealer for one or more trades if, in the sole opinion of the Advisor, it is in the best interest of the Fund to do so.

Brokerage Accounts.  The Advisor authorizes and empowers the Subadvisor to direct the Fund's custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called "brokerage accounts") for and in the name of the Fund and to execute for the Fund as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the Subadvisor shall select as provided above.  The Subadvisor may, using such of the securities and other property in the Fund as the Subadvisor deems necessary or desirable, direct the Fund's custodian to deposit for the Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Subadvisor deems desirable or appropriate.

                  (g)     Social Screening.  The Advisor is responsible for screening those investments of the Fund subject to social screening ("Securities") to determine that the Securities meet the Fund's social investment criteria, as may be amended from time to time by the Directors and for notifying the Subadvisor of its determination.  The Subadvisor will buy only those Securities permitted by the Fund's investment program, which the Advisor determines to pass the Fund's social screens.

                  (h)     Voting Proxies.  The Subadvisor agrees to take appropriate action (which includes voting) on all proxies for the Fund's portfolio investments in a timely manner in accordance with the Advisor's Proxy Voting Guidelines, a copy of which has been provided to the Subadvisor.

                  (i)      Furnishing Information for the Fund's Proxies and Other Required Mailings.  The Subadvisor agrees to provide the Advisor in a timely manner with all information necessary, including the Subadvisor's certified balance sheet and information concerning the Subadvisor's controlling persons, for preparation of the Fund's proxy statements or other required mailings, as may be needed from time to time.

2.       Books and Records.

         (a)     In connection with the purchase and sale of the Fund's portfolio securities, the Subadvisor shall arrange for the transmission to the Fund's custodian, and/or the Advisor on a daily basis, of such confirmations, trade tickets or other documentation as may be necessary to enable the Advisor to perform its accounting and administrative responsibilities with respect to the management of the Fund.

         (b)     Pursuant to Rule 31a-3 under the 1940 Act, Rule 204-2 under the Investment Advisors Act of 1940, and any other applicable laws, rules or regulations regarding recordkeeping, the Subadvisor agrees that:  (i) all records it maintains for the Fund are the property of the Fund; (ii) it will surrender promptly to the Fund or Advisor any such records upon the Fund's or Advisor's request; (iii) it will maintain for the Fund the records that the Fund is required to maintain under Rule 31a-1(b) or any other applicable rule insofar as such records relate to the investment affairs of the Fund for which the Subadvisor has responsibility under this Agreement; and (iv) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Fund.

         (c)      The Subadvisor represents that it has adopted and will maintain at all times a suitable Code of Ethics that covers its activities with respect to its services to the Fund.

         (d)     The Subadvisor shall supply to the Fund's Board of Directors its policies on "soft dollars," trade allocations and brokerage allocation.  The Subadvisor shall maintain appropriate fidelity bond and errors and omission insurance policies.

         3.       Exclusivity.  Each party and its affiliates may have advisory, management service or other agreements with other organizations and persons, and may have other interests and businesses; provided, however, that during the term of the Agreement, the Subadvisor will not provide investment advisory services ("Services") to any other investment company offered to the public and registered under the 1940 Act which is "socially screened", as that term is commonly understood.

         4.       Compensation.  The Advisor will pay to the Subadvisor as compensation for the Subadvisor's services rendered pursuant to this Agreement an annual Subadvisory fee as specified in one or more Schedules attached hereto and made part of this Agreement.  Such fees shall be paid by the Advisor (and not by the Fund).  Such fees shall be payable for each month within 15 business days after the end of such month.  If the Subadvisor shall serve for less than the whole of a month, the compensation as specified shall be prorated based on the portion of the month for which services were provided.  The Schedules may be amended from time to time, in writing agreed to by the Advisor and the Subadvisor, provided that amendments are made in conformity with applicable laws and regulations and the Articles of Incorporation and Bylaws of the Fund.  Any change in the Schedule pertaining to any new or existing series of the Fund shall not be deemed to affect the interest of any other series of the Fund and shall not require the approval of shareholders of any other series of the Fund.

         5.       Assignment and Amendment of Agreement.  This Agreement automatically shall terminate without the payment of any penalty in the event of its assignment (as defined under the 1940 Act) or if the Investment Advisory Agreement between the Advisor and the Fund relating to the Fund shall terminate for any reason.  This Agreement constitutes the entire agreement between the parties, and may not be amended except in a writing signed by both parties.  This Agreement shall not be materially amended unless, if required by Securities and Exchange Commission rules and regulations, such amendment is approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not interested persons of the Fund, the Advisor or the Subadvisor.

         6.       Duration and Termination of the Agreement.  This Agreement shall become effective upon its execution; provided, however, that this Agreement shall not become effective with respect to any Fund now existing or hereafter created unless it has first been approved (a) by a vote of the majority of those Directors of the Fund who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by a vote of a majority of that Fund's outstanding voting securities.  This Agreement shall remain in full force and effect with respect to a Fund continuously thereafter (unless terminated automatically as set forth in Section 5.) except as follows:

                  (a)     The Fund may at any time terminate this Agreement without penalty with respect to any or all Funds by providing not less than 60 days written notice delivered or mailed by registered mail, postage prepaid, to the Advisor and the Subadvisor.  Such termination can be authorized by the affirmative vote of a majority of the (i) Directors of the Fund or (ii) outstanding voting securities of the applicable Fund.

                  (b)     This Agreement will terminate automatically with respect to a Fund unless, within two years of the effective date of that Fund, and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Directors of the Fund or the shareholders of such Fund by the affirmative vote of a majority of the outstanding shares of such Fund, and (ii) a majority of the Directors of the Fund who are not interested persons of the Fund, Advisor or Subadvisor, by vote cast in person at a meeting called for the purpose of voting on such approval.  If the continuance of this Agreement is submitted to the shareholders of any Fund for their approval and such shareholders fail to approve such continuance as provided herein, the Subadvisor may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

                  (c)      The Advisor may at any time terminate this Agreement with respect to any or all Funds by not less than 60 days written notice delivered or mailed by registered mail, postage prepaid, to the Subadvisor, and the Subadvisor may at any time terminate this Agreement with respect to any or all Funds by not less than 90 days written notice delivered or mailed by registered mail, postage prepaid, to the Advisor, unless otherwise mutually agreed in writing.

(d)     The Advisor may terminate this Agreement with respect to any or all Funds immediately by written notice if the Confidentiality and Non-Use Agreement referred to in Section 11 of this Agreement is, in the sole opinion of the Advisor, violated.

         Upon termination of this Agreement with respect to any Fund,

The duties of the Advisor delegated to the Subadvisor under this Agreement with respect to such Fund automatically shall revert to the Advisor, and both parties agree to use reasonable efforts to jointly issue public statements, other than those public statements required by law, regarding the termination.

         7.       Notification to the Advisor.  The Subadvisor promptly shall notify the Advisor in writing of the occurrence of any of the following events:

                  (a) the Subadvisor shall fail to qualify as a "bank" under the Investment Advisors Act of 1940, as amended;

                  (b) the Subadvisor shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund;

                  (c) a violation of the Subadvisor's Code of Ethics is discovered and, again, when action has been taken to rectify such violations; or

                  (d) any other event, including but not limited to, a change in executive personnel or the addition or loss of major clients of the Subadvisor that might affect the ability of the Subadvisor to provide the Services provided for under this Agreement.

         8.       Definitions.  For the purposes of this Agreement, the terms "vote of a majority of the outstanding Shares," "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act and the rules and regulations thereunder subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

         9.       Indemnification.  The Subadvisor shall indemnify and hold harmless the Advisor, the Fund and their respective Directors, directors, officers and shareholders from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys fees) arising or resulting from the Subadvisor's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder.

         The Advisor shall indemnify and hold harmless the Subadvisor, the Fund and their respective Directors, directors, officers, employees and agents and shareholders from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys fees) arising or resulting from the Advisor's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder or under its Investment Advisory Agreement with the Fund.

         10.     Applicable Law and Jurisdiction.  This Agreement shall be governed by Maryland law, and any dispute arising from this Agreement or the services rendered hereunder shall be resolved through legal proceedings, whether state, federal, or otherwise, conducted in the state of Maryland or in such other manner or jurisdiction as shall be mutually agreed upon by the parties hereto.

         11.     Confidentiality.  This Agreement is not binding on the Advisor unless the Subadvisor has signed and is subject to a confidentiality and non-use agreement ("Non-Use Agreement") not materially different than the one attached hereto as Exhibit 1.  For a period of two (2) years from the date of termination of this Agreement, the Subadvisor shall not attempt to develop, market or sell any product, which uses or employs any Confidential Information, as that term is defined in the Non-Use Agreement.

         12.     Miscellaneous.  Notices of any kind to be given to a party hereunder shall be in writing and shall be duly given if mailed, delivered or communicated by answer back facsimile transmission to such party at the address set forth below, attention President, or at such other address or to such other person as a party may from time to time specify.

         Subadvisor agrees that for a period of two (2) years from the date of termination of this Agreement, it shall not directly or indirectly, hire, employ or engage, or attempt to hire, employ or engage any employee of the Advisor or any affiliate thereof without the prior written permission of the Advisor.

         Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.  The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         Each party represents and warrants that it has all requisite authority to enter into and carry out its responsibilities under this Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first written above.

Witness:                                                                              Calvert Asset Management Company, Inc.

                                                                                          4550 Montgomery Avenue, Suite 1000N

                                                                                          Bethesda, Maryland 20814

By: /s/ Ivy W. Duke                                                                  By: /s/ Reno Martini

Witness:                                                                              Brown Capital Management, Inc.

                                                                                          1201 North Calvert Street

                                                                                          Baltimore, Maryland 21202

By: /s/ Donna L. Courtney                                                        By: /s/ Eddie Brown

Fee Schedule to the Investment Subadvisory Agreement

between Calvert Asset Management Company, Inc.

and Brown Capital Management, Inc.

         As compensation pursuant to Section 4 of the Investment Subadvisory Agreement between Calvert Asset Management Company, Inc. (the "Advisor") and Brown Capital Management, Inc. (the "Subadvisor"), the Advisor shall pay the Subadvisor an annual Subadvisory fee computed daily and payable monthly, 0.25% of the average daily net assets of Calvert Variable Series, Inc., Calvert Social Balanced Portfolio.

In addition, the Subadvisor agrees to waive its subadvisory fee for the first sixty (60) days following the date of execution of this Agreement.

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

INVESTMENT SUBADVISORY AGREEMENT

     INVESTMENT SUBADVISORY AGREEMENT, effective May 1, 2002, by and between Calvert Asset Management Company, Inc., a Delaware corporation registered as an investment Advisor under the Investment Advisors Act of 1940 (the "Advisor"), and Atlanta Capital Management Company, L.L.C., a Georgia corporation (the "Subadvisor").

     WHEREAS, the Advisor is the investment advisor to Calvert Variables Series, Inc. (the "Fund"), an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Advisor desires to retain the Subadvisor to furnish it with certain investment advisory services in connection with the Advisor's investment advisory activities on behalf of the Fund and any series of the Fund, for which Schedules are attached hereto (each such series referred to individually as the "Portfolio").

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is hereby agreed as follows:

     1.     Services to be Rendered by the Subadvisor to the Fund.

     (a)     Investment Program. Subject to the control of the Fund's Board of Directors and the Advisor, the Subadvisor at its expense continuously will furnish to the Fund an investment program for such portion, if any, of Fund assets designated by the Advisor from time to time. With respect to such assets, the Subadvisor will make investment decisions, subject to Section 1(g) of this Agreement, and will place all orders for the purchase and sale of portfolio securities. The Subadvisor is deemed to be an independent contractor and, except as expressly provided or authorized by this Agreement, has no authority to act for or represent the Fund or the Advisor in any way or otherwise be deemed an agent of the Fund or the Advisor. In the performance of its duties, the Subadvisor will act in the best interests of the Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act and Subchapter M of the Internal Revenue Code of 1986, as amended, (ii) the terms of this Agreement, (iii) the Fund 's Articles of Incorporation, Bylaws and Registration Statement as from time to time amended, (iv) relevant undertakings provided to State securities regulators, (v) the stated investment objective, policies and restrictions of the Fund, and (vi) such other guidelines as the Board of Directors or Advisor may establish. The Advisor is responsible for providing the Subadvisor with current copies of the materials specified in Subsections (a)(iii), (iv), (v) and (vi) of this Section 1.

          (b)     Availability of Personnel.   The Subadvisor at its expense will make available to the Directors and Advisor at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Advisor and the Subadvisor, by telephone, in order to review the Fund's investment policies and to consult with the Directors and Advisor regarding the Fund's investment affairs, including economic, statistical and investment matters relevant to the Subadvisor's duties hereunder, and will provide periodic reports to the Advisor relating to the investment strategies it employs.

          (c)     Expenses, Salaries and Facilities. The Subadvisor will pay all expenses incurred by it in connection with its activities under this Agreement (other than the cost of securities and other investments, including any brokerage commissions and all taxes, including any interest and penalties with respect thereto) including, but not limited to, all salaries of personnel and facilities required for it to execute its duties under this Agreement.

          (d)     Compliance Reports. The Subadvisor at its expense will provide the Advisor with such compliance reports relating to its duties under this Agreement as may be agreed on by such parties from time to time.

          (e)     Valuation. The Subadvisor will assist the Fund and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Fund for which the Subadvisor has responsibility on a daily basis (unless otherwise agreed on by the parties hereto) and at such other times as the Advisor shall reasonably request.

          (f)     Executing Portfolio Transactions.

          (i)     Brokerage. In selecting brokers and dealers to execute purchases and sales of investments for the Fund, the Subadvisor will use its best efforts to obtain the most favorable price and execution available in accordance with this paragraph. The Subadvisor agrees to provide the Advisor and the Fund with copies of its policy with respect to allocation of brokerage on trades for the Fund. Subject to review by the Directors of appropriate policies and procedures, the Subadvisor may cause the Fund to pay a broker a commission for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction. If the first broker provided brokerage and/or research services, including statistical data, to the Subadvisor, the Subadvisor shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

(ii)     Aggregate Transactions. In executing portfolio transactions for the Fund, the Subadvisor may, but will not be obligated to, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies of the Fund, to the extent permitted by applicable laws and regulations. If the Subadvisor chooses to aggregate sales or purchases, it will allocate the securities as well as the expenses incurred in the transaction in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and its other clients involved in the transaction.

(iii)     Directed Brokerage. The Advisor may direct the Subadvisor to use a particular broker or dealer for one or more trades if, in the sole opinion of the Advisor, it is in the best interest of the Fund to do so.

(iv)     Brokerage Accounts. The Advisor authorizes and empowers the Subadvisor to direct the Fund's custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called "brokerage accounts") for and in the name of the Fund and to execute for the Fund as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the Subadvisor shall select as provided above. The Subadvisor may, using such of the securities and other property in the Fund as the Subadvisor deems necessary or desirable, direct the Fund's custodian to deposit for the Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Subadvisor deems desirable or appropriate.

          (g)     Social Screening. The Advisor is responsible for screening those investments of the Fund subject to social screening ("Securities") to determine that the Securities investments meet the Fund's social investment criteria, as may be amended from time to time by the Directors and for notifying the Subadvisor of its determination. The Subadvisor will buy only those Securities permitted by the Fund's investment program which the Advisor determines pass the Fund's social screens and of which the Advisor has notified the Subadvisor. In the event that the Advisor notifies the Subadvisor that a security already in the Fund's portfolio no longer passes the Fund's social screen, the Advisor shall instruct the Subadvisor whether the Subadvisor should dispose of the security immediately or at such time as the Subadvisor believes would be least detrimental to the Fund. To the extent instructed by the Advisor, the Subadvisor shall have no liability for the disposition of any securities under this paragraph. With respect to this paragraph, the form of notification shall be mutually agreed upon by the parties.

          (h)     Voting Proxies. The Subadvisor agrees to take appropriate action (which includes voting) on all proxies for the Fund's portfolio investments in a timely manner in accordance with the Advisor's Proxy Voting Guidelines, a copy of which has been provided to the Subadvisor.

          (i)     Furnishing Information for the Fund's Proxies and Other Required Mailings. The Subadvisor agrees to provide the Advisor in a timely manner with all information necessary, including information concerning the Subadvisor's controlling persons, for preparation of the Fund's proxy statements or other required mailings, as may be needed from time to time.

     2.     Books, Records and Procedures.

     (a)     In connection with the purchase and sale of the Fund's portfolio securities, the Subadvisor shall arrange for the transmission to the Fund's custodian, and/or the Advisor on a daily basis, of such confirmations, trade tickets or other documentation as may be necessary to enable the Advisor to perform its accounting and administrative responsibilities with respect to the management of the Fund.

     (b)     Pursuant to Rule 31a-3 under the 1940 Act, Rule 204-2 under the Investment Advisors Act of 1940, and any other applicable laws, rules or regulations regarding recordkeeping, the Subadvisor agrees that: (i) all records it maintains for the Fund are the property of the Fund; (ii) it will surrender promptly to the Fund or Advisor any such records upon the Fund's or Advisor's request; (iii) it will maintain for the Fund the records that the Fund is required to maintain under Rule 31a-1(b) or any other applicable rule insofar as such records relate to the investment affairs of the Fund for which the Subadvisor has responsibility under this Agreement; and (iv) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Fund.

     (c)     The Subadvisor represents that it has adopted and will maintain at all times a suitable Code of Ethics that covers its activities with respect to its services to the Fund.

     (d)     The Subadvisor periodically shall supply to the Fund's Board of Directors its policies on "soft dollars," trade allocations and brokerage allocation. The Subadvisor shall maintain appropriate fidelity bond and errors and omission insurance policies.

3.     Exclusivity. Each party and its affiliates may have advisory, management service or other agreements with other organizations and persons, and may have other interests and businesses; provided, however, that during the term of the Agreement, the Subadvisor will not provide investment advisory services ("Services") to any other investment company offered to the public and registered under the 1940 Act which is "socially screened", as that term is commonly understood.

     4.     Compensation. The Advisor will pay to the Subadvisor as compensation for the Subadvisor's services rendered pursuant to this Agreement an annual Subadvisory fee as specified in one or more Schedules attached hereto and made part of this Agreement. Such fees shall be paid by the Advisor (and not by the Fund). Such fees shall be payable for each month within 15 business days after the end of such month. If the Subadvisor shall serve for less than the whole of a month, the compensation as specified shall be prorated based on the portion of the month for which services were provided. The Schedules may be amended from time to time, in writing agreed to by the Advisor and the Subadvisor, provided that amendments are made in conformity with applicable laws and regulations and the Articles of Incorporation and Bylaws of the Fund. Any change in the Schedule pertaining to any new or existing series of the Fund shall not be deemed to affect the interest of any other series of the Fund and shall not require the approval of shareholders of any other series of the Fund.

     5.     Assignment and Amendment of Agreement. This Agreement automatically shall terminate without the payment of any penalty in the event of its assignment (as defined under the 1940 Act) or if the Investment Advisory Agreement between the Advisor and the Fund relating to the Fund shall terminate for any reason. This Agreement constitutes the entire agreement between the parties, and may not be amended except in a writing signed by both parties. This Agreement shall not be materially amended unless, if required by Securities and Exchange Commission rules and regulations, such amendment is approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not interested persons of the Fund, the Advisor or the Subadvisor.

     6.     Duration and Termination of the Agreement. This Agreement shall become effective upon its execution; provided, however, that this Agreement shall not become effective with respect to any Fund now existing or hereafter created unless it has first been approved (a) by a vote of the majority of those Directors of the Fund who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by a vote of a majority of that Fund's outstanding voting securities or as otherwise provided by law, or pursuant to an exemptive order governing such vote. This Agreement shall remain in full force and effect with respect to a Fund continuously thereafter (unless terminated automatically as set forth in Section 5.) except as follows:

          (a)     The Fund may at any time terminate this Agreement without penalty with respect to any or all Funds by providing not less than 60 days written notice delivered or mailed by registered mail, postage prepaid, to the Advisor and the Subadvisor. Such termination can be authorized by the affirmative vote of a majority of the (i) Directors of the Fund or (ii) outstanding voting securities of the applicable Fund.

          (b)     This Agreement will terminate automatically with respect to a Fund unless, within two years of the effective date of that Fund, and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Directors of the Fund or the shareholders of such Fund by the affirmative vote of a majority of the outstanding shares of such Fund, and (ii) a majority of the Directors of the Fund who are not interested persons of the Fund, Advisor or Subadvisor, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of any Fund for their approval and such shareholders fail to approve such continuance as provided herein, the Subadvisor may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

           (c)     The Advisor may at any time terminate this Agreement with respect to any or all Funds by not less than 60 days written notice delivered or mailed by registered mail, postage prepaid, to the Subadvisor, and the Subadvisor may at any time terminate this Agreement with respect to any or all Funds by not less than 90 days written notice delivered or mailed by registered mail, postage prepaid, to the Advisor, unless otherwise mutually agreed in writing.

     (d)     The Advisor may terminate this Agreement with respect to any or all Funds immediately by written notice if the Confidentiality and Non-Use Agreement referred to in Section 11 of this Agreement is, in the sole opinion of the Advisor, violated.

     Upon termination of this Agreement with respect to any Fund:

(a)     the duties of the Advisor delegated to the Subadvisor under this Agreement with respect to such Fund automatically shall revert to the Advisor, and

(b)     both parties agree to use reasonable efforts to jointly issue public statements, other than those public statements required by law, regarding the termination.

     7.     Notification to the Advisor. The Subadvisor promptly shall notify the Advisor in writing of the occurrence of any of the following events:

          (a)  the Subadvisor shall fail to register as an investment advisor under the Investment Advisors Act of 1940, as amended;

          (b)  the Subadvisor shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, directly involving the affairs of the Fund;

          (c)  a material violation of the Subadvisor's Code of Ethics is discovered and, again, when action has been taken to rectify such violations; or

          (d)  any other event, including but not limited to, a change in executive personnel or the addition or loss of major clients of the Subadvisor that might affect the ability of the Subadvisor to provide the Services provided for under this Agreement.

     8.     Definitions. For the purposes of this Agreement, the terms "vote of a majority of the outstanding Shares," "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act and the rules and regulations thereunder subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     9.     Indemnification. The Subadvisor shall indemnify and hold harmless the Advisor, the Fund and their respective directors, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) arising or resulting from the Subadvisor's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder.

     The Subadvisor shall indemnify and hold harmless the Advisor, the Fund and their respective directors, officers and shareholders from all claims, losses, expenses, obligations and liabilities (including reasonable attorneys' fees) which arise solely on account of any Subadvisors action(s) in respect to the Transaction and are not otherwise typically borne by the Fund. These expenses shall include but are not exclusive of, the cost of notice to shareholders of any meeting or vote necessary to approve the Subadvisory Agreement and the cost of reprinting shareholder communications describing the new Subadvisory Agreement.

     The Advisor shall indemnify and hold harmless the Subadvisor, the Fund, their respective directors, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) arising or resulting from the Advisor's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder.

     This Section 9 shall survive the termination of the Agreement.

     10.     Applicable Law and Jurisdiction. This Agreement shall be governed by Maryland law, and any dispute arising from this Agreement or the services rendered hereunder shall be resolved through legal proceedings, whether state, federal, or otherwise, conducted in the state of Maryland or in such other manner or jurisdiction as shall be mutually agreed upon by the parties hereto.

     11.     Confidentiality. This Agreement is not binding on the Advisor unless the Subadvisor has signed and is subject to a confidentiality and non-use agreement ("Non-Use Agreement") not materially different than the one attached hereto as Exhibit 1. For a period of two (2) years from the date of termination of this Agreement, the Subadvisor shall not attempt to develop, market or sell any product which uses or employs any Confidential Information, as that term is defined in the Non-Use Agreement.

     12.     Miscellaneous. Notices of any kind to be given to a party hereunder shall be in writing and shall be duly given if mailed, delivered or communicated by answer back facsimile transmission to such party at the address set forth below, or at such other address or to such person as a party may from time to time specify.

     Subadvisor agrees that for a period of two (2) years from the date of termination of this Agreement, it shall not directly or indirectly, hire, employ or engage, or attempt to hire, employ or engage any employee of the Advisor or any affiliate thereof without the prior written permission of the Advisor.

     Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     Each party represents and warrants that it has all requisite authority to enter into and carry out its responsibilities under this Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first written above.

Witness:                                                                              Calvert Asset Management Company, Inc.

                                                                                           4550 Montgomery Avenue, Suite 1000N

                                                                                           Bethesda, Maryland  20814

By: /s/ Susan Walker Bender                                                      By:/s/ Reno J. Martini

Witness:                                                                               Atlanta Capital Management Company, L.L.C.

                                                                                            Two Midtown Plaza, Suite 1600

                                                                                            1349 West Peachtree Street

                                                                                            Atlanta, GA  30309

By: /s/ Deborah H. Bishop                                                        By: /s/ William R. Hackney III

Fee Schedule to the Investment Subadvisory Agreement

between Calvert Asset Management Company, Inc.

and Atlanta Capital Management Company, L.L.C.

     As compensation pursuant to Section 4 of the Investment Subadvisory Agreement between Calvert Asset Management Company, Inc. (the "Advisor") and Atlanta Capital Management Company, L.L.C. (the "Subadvisor") for the providing of investment subadvisory services to the CVS Social Equity Portfolio, the Advisor shall pay the Subadvisor an annual Subadvisory fee computed daily and payable monthly, at an annual rate equal to 30 basis points of average daily net assets of the CVS Social Equity Portfolio.

EX-99.77Q3

(a)(i)   The Principal Executive and Financial Officers concluded that the Registrant's Disclosure Controls and Procedures are effective based on their evaluation of the Disclosure Controls and Procedures as of a date within 90 days of the filing date of this report.

(a)(ii)  There were no significant changes in Registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

(a)(iii)

Certifications

I, Barbara Krumsiek, certify that:

1.  I have reviewed this report on Form N-SAR of Calvert Variable Series, Inc.;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4.  The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

              a)  designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

              b)  evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

              c)  presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.  The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

              a)  all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

              b)  any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6.  The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: February 26, 2003	/s/ Barbara Krumsiek
Barbara Krumsiek
Chairman

Certifications

I, Ronald Wolfsheimer, certify that:

1.  I have reviewed this report on Form N-SAR of Calvert Variable Series, Inc.;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4.  The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

              a)  designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

              b)  evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

              c)  presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.  The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

              a)  all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

              b)  any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6.  The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: February 26, 2003	/s/ Ronald Wolfsheimer
Ronald Wolfsheimer
Treasurer